UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009
                         PLEXUS CORP.
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin	54957-0156

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 16, 2009, Plexus Corp. (the “Company”) issued a press release announcing that a non-cash goodwill impairment charge in the amount of $5.7 million would be taken in the fiscal quarter ended April 4, 2009. The Company’s determination that the impairment of goodwill would be taken was made in connection with its preparation of the financial statements required to be included in its Quarterly Report on Form 10-Q for the quarter ended April 4, 2009. The Company intends to file that Form 10-Q on a timely basis and such conclusion will be disclosed in the report.
     In the press release the Company also re-affirmed its previously announced guidance, and provided approximate restructuring charges, for the fiscal quarter ended April 4, 2009.
     The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 16, 2009.
* * * * *
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009	PLEXUS CORP. (Registrant)
	By:	/s/ Ginger M. Jones
Ginger M. Jones
Chief Financial Officer